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                                                                   EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference of our Firm under the caption "Experts" and to the use of our report on the financial statements of Aircraft Parts International dated November 15, 1996 (except Note 7 as to which the date is November 25,
1996) in Amendment 2 to the Registration Statement (Form S-1, No. 333-18647) and related Prospectus of First Aviation Services Inc. for the registration of 4,485,000 shares of its common stock.



We consent to the reference of our Firm under the captions "Selected Financial Data" and "Experts" and to the use of our report on the financial statements of First Aviation Services Inc. dated September 12, 1996 (except Note 12 as to which the date is December 20, 1996), in Amendment 2 to the Registration Statement (Form S-1, No. 333-18647) and related Prospectus of First Aviation Services Inc. for the registration of 4,485,000 shares of its common stock.


Our audits also included the financial statement schedule of First Aviation Services Inc. listed in Item 16 of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                                              Ernst & Young LLP



San Francisco, California
February 4, 1997


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The foregoing report is in the form that will be signed upon completion of stockholder approval of the 6.4549 to 1 stock split and stock option and stock purchase plans described in Note 12 to the consolidated financial statements.


                                                          /s/ Ernst & Young LLP


San Francisco, California
February 4, 1997